EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Mercury Computer Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-53291, 333-52864, 333-101993, 333-112989, 333-112990, 333-124294 and 333-129929) on Form S-8 of Mercury Computer Systems, Inc. of our reports dated September 12, 2006, with respect to the consolidated balance sheet of Mercury Computer Systems, Inc. and subsidiaries as of June 30, 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive (loss) income, and cash flows for the year ended June 30, 2006, and the related consolidated financial statement schedule, which included an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123 (R), “Share-Based Payment”, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006 and the effectiveness of internal control over financial reporting as of June 30, 2006, which reports appear in the June 30, 2006 annual report on Form 10-K of Mercury Computer Systems, Inc.

/s/ KPMG LLP

Boston, Massachusetts

September 12, 2006